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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Dynatech Corporation of our report dated April 26, 1999 relating to the financial statements, which appears in the Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Summary Historical and ProForma Financial Data Schedule" in such Registration Statement.


                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
April 24, 2000